UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2016

ENER-CORE, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37642	45-0525350
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9400 Toledo Way
Irvine, California 92618

(Address of principal executive offices) (Zip Code)

(949) 616-3300

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Revised Amendment Agreements

On November 23, 2016, the Company and the parties that intended to execute certain amendment agreements (the “Amendment Agreements”) to amend and restate the convertible senior notes (the “2015 Notes”) issued pursuant to those certain securities purchase agreements, dated as of April 22, 2015 and May 7, 2015, determined that the form of Amendment Agreement filed as an exhibit to the Company’s Current Report on Form 8-K, as filed on November 25, 2016, did not conform to the business understanding of such parties and, as such, the Company and such parties agreed to revise the Amendment Agreements to (i) contemplate the issuance to the holders of the 2015 Notes of additional warrants (the “Additional Warrants”) to purchase an aggregate of 2,222,217 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at an exercise price of $3.00 per share (the “Additional Warrant Shares”), in connection with the amendment and restatement of such 2015 Notes and (ii) clarify that the principal amount of such 2015 Notes, upon the amendment and restatement thereof, will be increased to reflect an original issue discount.

Amendment Agreement and Waiver

On December 1, 2016, the Company and certain parties to that certain securities purchase agreement, dated as of November 23, 2016 (the “Purchase Agreement”), pursuant to which the Company agreed to issue to 15 accredited investors (each, an “Investor”) unregistered convertible senior secured promissory notes in principal amount of approximately $3.6 million (the “Convertible Senior Notes”) and five-year warrants (each, a “Warrant”) to purchase an aggregate of 1,423,200 shares of Common Stock at an exercise price of $3.00 per share (the “Warrant Shares” and the transaction, collectively, the “December 2016 Financing”), each entered into an amendment agreement and waiver (the “Amendment Agreement and Waiver”), pursuant to which such parties to the Purchase Agreement waived the effect of the issuance of the Additional Warrants pursuant to the Amendment Agreements on certain representations, warranties and covenants in the Purchase Agreement and any obligation of the Company to issue securities directly or indirectly contemplated by the Amendment Agreements. Additionally, the Company and each of the parties to an Amendment Agreement and Waiver amended certain definitions in the Purchase Agreement and the form of Convertible Senior Note attached thereto in order to accommodate the amendment and restatement of the 2015 Notes and the issuance of the Additional Warrants. The foregoing amendments and waivers are binding upon all of the parties to the Purchase Agreement.

The form of Amendment Agreement and Waiver is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The forms of revised Amendment Agreement and Additional Warrant are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are also incorporated herein by reference. The foregoing descriptions of these agreements and instruments do not purport to be complete and are qualified in their entirety by reference to such exhibits.

Item 3.02	Unregistered Sales of Equity Securities.

As more fully described in Item 1.01 above and in the Company’s Current Report on Form 8-K, as filed on November 25, 2016, which disclosure regarding the Convertible Senior Notes, Warrants and Additional Warrants is incorporated by reference herein, on December 2, 2016, the Company closed the December 2016 Financing and issued the Convertible Senior Notes and the Warrants to the Investors pursuant to the Purchase Agreement, and issued the Additional Warrants to the holders of the 2015 Notes pursuant to the Amendment Agreements. The issuance of the Convertible Senior Notes is, and upon conversion of the Convertible Senior Notes in accordance with their terms, the issuance of the shares of Common Stock upon such conversion will be, the issuance of the Warrants is, and upon exercise of the Warrants in accordance with their terms, the issuance and sale of the Warrant Shares will be, and the issuance of the Additional Warrants is, and upon exercise of the Additional Warrants in accordance with their terms, the issuance and sale of the Additional Warrant Shares will be, exempt from registration pursuant to an exemption afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D, based on representations of the Investors and the holders of the 2015 Notes, which included, in pertinent part, that each recipient is an “accredited investor” as that term is defined in Rule 501 of Regulation D, who is acquiring such Convertible Senior Note, Warrant and/or Additional Warrant, as applicable, for investment purposes for its own account and not as nominee or agent, and not with a view to the resale or distribution thereof, and that such the investor understands that the Convertible Senior Note, Warrant and/or Additional Warrant, as applicable, may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 8.01	Other Events.

On December 2, 2016, the Company closed the December 2016 Financing and issued the Convertible Senior Notes and Warrants to the Investors for aggregate net proceeds to the Company, after an original issue discount on the Convertible Senior Notes and placement agent fee, of approximately $3.0 million.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Form of Revised Amendment Agreement, dated November 23, 2016
4.2	Form of Additional Warrant
10.1	Form of Amendment Agreement and Waiver, dated December 1, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENER-CORE, Inc.

Dated: December 2, 2016	By:	/s/ Domonic J. Carney
Domonic J. Carney
Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
4.1	Form of Revised Amendment Agreement, dated November 23, 2016
4.2	Form of Additional Warrant
10.1	Form of Amendment Agreement and Waiver, dated December 1, 2016

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